As filed with the Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROMETHEUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4282653
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3050 Science Park Road

San Diego, California 92121

(858) 422-4300

(Address of Principal Executive Offices) (Zip Code)

PROMETHEUS BIOSCIENCES, INC. 2021 INCENTIVE AWARD PLAN

PROMETHEUS BIOSCIENCES, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Mark C. McKenna

Chairman of the Board, President and Chief Executive Officer

Prometheus Biosciences, Inc.

3050 Science Park Road

San Diego, California 92121

(858) 422-4300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson

Matthew T. Bush

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This registration statement registers the offer and sale of an additional 5,390,313 shares of common stock of Prometheus Biosciences, Inc. for issuance under the Prometheus Biosciences, Inc. 2021 Incentive Award Plan, as well as the offer and sale of 1,208,062 shares of common stock for issuance under the Prometheus Biosciences, Inc. 2021 Employee Stock Purchase Plan. In accordance with Instruction E to Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-254252, filed with the Securities and Exchange Commission (“SEC”) on March 15, 2021, which was previously filed with respect to the plans, are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Prometheus Biosciences, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC as of their respective dates:

(a)
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed by us with the SEC on February 28, 2023, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;
(b)
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2022; and
(c)
the description of our common stock set forth in our registration statement on Form 8-A12B, filed by us with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 9, 2021 (File No. 001-40187), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information filed under current Items 2.02 or 7.01 of Form 8-K, or exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 5.	Interests of Named Experts and Counsel.

Latham & Watkins LLP, San Diego, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Prometheus Biosciences, Inc. Latham & Watkins LLP and certain attorneys in the firm who have rendered, and will continue to render, legal services to us, own shares of our common stock representing in the aggregate less than one percent of the shares of our common stock outstanding.

Item 8.	Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Certificate of Incorporation, as amended	8-K	001-40187	3.1	3/17/2021

3.2	Amended and Restated Bylaws	8-K	001-40187	3.2	3/17/2021

4.1	Specimen stock certificate evidencing the shares of common stock	S-1/A	333-253323	4.1	3/8/2021

5.1	Opinion of Latham & Watkins LLP					X

10.1	Prometheus Biosciences, Inc. 2021 Incentive Award Plan and forms of grant notices and agreements thereunder	10-K	001-40187	10.2	2/28/2023

10.2	Prometheus Biosciences, Inc. 2021 Employee Stock Purchase Plan	S-1/A	333-253323	10.3	3/8/2021

23.1	Consent of BDO USA, LLP, independent registered public accounting firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 28, 2023.

PROMETHEUS BIOSCIENCES, INC.

By:	/s/ Mark C. McKenna
Mark C. McKenna
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark C. McKenna and Keith W. Marshall, and each of them singly (with full power to each of them to act alone), his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or their substitute or substitutes, may do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark C. McKenna
Mark C. McKenna	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	February 28, 2023

/s/ Keith W. Marshall
Keith W. Marshall, Ph.D.	Chief Financial Officer (principal financial and accounting officer)	February 28, 2023

/s/ Joseph C. Papa Joseph C. Papa	Lead Independent Director	February 28, 2023

f /s/ Helen C. Adams
Helen C. Adams	Director	February 28, 2023

/s/ Fred Hassan
Fred Hassan	Director	February 28, 2023

/s/ Martin Hendrix
Martin Hendrix, Ph.D.	Director	February 28, 2023

/s/ James Laur
James Laur	Director	February 28, 2023

/s/ Judith L. Swain
Judith L. Swain, M.D.	Director	February 28, 2023

/s/ Mary Szela
Mary Szela	Director	February 28, 2023